Exhibit 99.1

Health Catalyst Reports First Quarter 2022 Results

SALT LAKE CITY, UT, May 10, 2022 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended March 31, 2022.

“In the first quarter of 2022, I am pleased to share that we began the year by achieving strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “Stepping back, we have now reported as a public company for twelve quarters following our IPO in July 2019. As I reflect on this experience, I am extremely proud of the track record we have demonstrated related to our actual quarterly revenue and Adjusted EBITDA performance over this time period relative to the guidance we have provided. This consistency of performance was something we as a management team set as an objective, several years before going public, and we are pleased to have delivered this level of consistency during our first three years as a public company. Likewise, I want to acknowledge how proud I am of our company for achieving positive Q1 2022 Adjusted EBITDA. At the time of our IPO, almost three years ago, we made a commitment to our investors to reach Adjusted EBITDA breakeven entering the year 2022. Despite a global pandemic and realizing meaningful wage pressure within a tightening labor market, we delivered on this milestone, due to our team members’ hard work and unrelenting commitment to our mission.”

Financial Highlights for the Three Months Ended March 31, 2022

Key Financial Metrics

	Three Months Ended March 31,		Year over Year Change
	2022	2021
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$42,230	$33,839	25%
Professional services revenue	$25,857	$22,007	17%
Total revenue	$68,087	$55,846	22%
Loss from operations	$(24,347)	$(24,317)	—%
Net loss	$(22,458)	$(28,370)	21%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$29,598	$23,388	27%
Adjusted Technology Gross Margin	70%	69%
Adjusted Professional Services Gross Profit	$7,574	$6,929	9%
Adjusted Professional Services Gross Margin	29%	31%
Total Adjusted Gross Profit	$37,172	$30,317	23%
Total Adjusted Gross Margin	55%	54%
Adjusted EBITDA	$671	$(837)	180%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the second quarter of 2022, we expect:
•Total revenue between $68.0 million and $71.0 million, and
•Adjusted EBITDA between $(1.5) million and $0.5 million
For the full year of 2022, we expect:
•Total revenue between $287.8 million and $292.8 million, and
•Adjusted EBITDA between $(4.0) million and $(2.0) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, May 10, 2022, at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 2480316. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, and our financial outlook for Q2 and fiscal year 2022. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 expected to be filed with the SEC on or about May 10, 2022 and the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of March 31,	As of December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$198,428	$193,227
Short-term investments	226,991	251,754
Accounts receivable, net	42,627	48,801
Prepaid expenses and other assets	14,448	14,609
Total current assets	482,494	508,391
Property and equipment, net	24,889	23,316
Intangible assets, net	112,169	104,788
Operating lease right-of-use assets	20,610	21,133
Goodwill	180,336	169,972
Other assets	4,421	4,496
Total assets	$824,919	$832,096
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,865	$4,693
Accrued liabilities	20,226	23,725
Deferred revenue	61,799	56,632
Operating lease liabilities	3,384	3,425
Contingent consideration liabilities	1,379	4,576
Total current liabilities	92,653	93,051
Convertible senior notes, net of current portion	225,397	180,942
Deferred revenue, net of current portion	631	929
Operating lease liabilities, net of current portion	19,699	20,244
Contingent consideration liabilities, net of current portion	5,515	14,719
Other liabilities	115	113
Total liabilities	344,010	309,998

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 53,493,683 and 52,622,080 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	53	53
Additional paid-in capital	1,365,197	1,400,972
Accumulated deficit	(884,078)	(878,860)
Accumulated other comprehensive loss	(263)	(67)
Total stockholders’ equity	480,909	522,098
Total liabilities and stockholders’ equity	$824,919	$832,096

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Revenue:
Technology	$42,230	$33,839
Professional services	25,857	22,007
Total revenue	68,087	55,846
Cost of revenue, excluding depreciation and amortization shown below:
Technology(1)(2)	13,327	10,825
Professional services(1)(2)	20,669	16,513
Total cost of revenue, excluding depreciation and amortization	33,996	27,338
Operating expenses:
Sales and marketing(1)(2)	20,818	15,651
Research and development(1)(2)	17,148	14,345
General and administrative(1)(2)	8,823	15,015
Depreciation and amortization	11,649	7,814
Total operating expenses	58,438	52,825
Loss from operations	(24,347)	(24,317)
Interest and other expense, net	(1,662)	(3,952)
Loss before income taxes	(26,009)	(28,269)
Income tax provision (benefit)(2)	(3,551)	101
Net loss	$(22,458)	$(28,370)
Net loss per share, basic	$(0.42)	$(0.65)
Net loss per share, diluted	$(0.54)	$(0.65)
Weighted-average shares outstanding used in calculating net loss per share, basic	53,007	43,870
Weighted-average shares outstanding used in calculating net loss per share, diluted	53,215	43,870
Adjusted net loss	$(2,967)	$(2,753)
Adjusted net loss per share, basic and diluted(3)	$(0.06)	$(0.06)
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$589	$374
Professional services	2,167	1,435
Sales and marketing	7,013	4,818
Research and development	3,090	2,257
General and administrative	5,261	4,626
Total	$18,120	$13,510

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended March 31,
	2022	2021
Acquisition-related costs (benefit), net:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$106	$—
Professional services	219	—
Sales and marketing	397	—
Research and development	558	—
General and administrative	(6,031)	2,156
Income tax provision (benefit)	(3,600)	—
Total	$(8,351)	$2,156

(3)    Includes non-GAAP adjustments to net loss. Refer to the "Non-GAAP Financial Measures—Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(22,458)	$(28,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	18,120	13,510
Depreciation and amortization	11,649	7,814
Non-cash operating lease expense	819	965
Investment discount and premium amortization	398	417
Amortization of debt discount and issuance costs	374	2,870
Provision for expected credit losses	200	300
Deferred tax provision (benefit)	(3,598)	2
Payment of acquisition-related contingent consideration	(741)	—
Change in fair value of contingent consideration liabilities	(8,424)	2,156
Other	(49)	(34)
Change in operating assets and liabilities:
Accounts receivable, net	6,019	2,090
Prepaid expenses and other assets	437	(2,173)
Accounts payable, accrued liabilities, and other liabilities	(4,812)	(5,352)
Deferred revenue	4,106	3,745
Operating lease liabilities	(882)	(1,083)
Net cash provided by (used) in operating activities	1,158	(3,143)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	80,960	53,240
Purchase of short-term investments	(56,719)	(8,621)
Acquisition of business, net of cash acquired	(18,509)	—
Capitalization of internal-use software	(3,261)	(887)
Purchase of intangible assets	(463)	(480)
Purchase of property and equipment	(356)	(5,882)
Proceeds from the sale of property and equipment	4	6
Net cash provided by investing activities	1,656	37,376

Cash flows from financing activities
Proceeds from exercise of stock options	1,809	6,488
Proceeds from employee stock purchase plan	1,509	1,349
Payments of acquisition-related consideration	(930)	(1,391)
Net cash provided by financing activities	2,388	6,446
Effect of exchange rate changes on cash and cash equivalents	(1)	(6)
Net increase in cash and cash equivalents	5,201	40,673

Cash and cash equivalents at beginning of period	193,227	91,954
Cash and cash equivalents at end of period	$198,428	$132,627

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, and acquisition-related costs, net. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$42,230	$25,857	$68,087
Cost of revenue, excluding depreciation and amortization	(13,327)	(20,669)	(33,996)
Gross profit, excluding depreciation and amortization	28,903	5,188	34,091
Add:
Stock-based compensation	589	2,167	2,756
Acquisition-related costs, net	106	219	325
Adjusted Gross Profit	$29,598	$7,574	$37,172
Gross margin, excluding depreciation and amortization	68%	20%	50%
Adjusted Gross Margin	70%	29%	55%

	Three Months Ended March 31, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$33,839	$22,007	$55,846
Cost of revenue, excluding depreciation and amortization	(10,825)	(16,513)	(27,338)
Gross profit, excluding depreciation and amortization	23,014	5,494	28,508
Add:
Stock-based compensation	374	1,435	1,809
Adjusted Gross Profit	$23,388	$6,929	$30,317
Gross margin, excluding depreciation and amortization	68%	25%	51%
Adjusted Gross Margin	69%	31%	54%

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax (benefit) provision, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(22,458)	$(28,370)
Add:
Interest and other expense, net	1,662	3,952
Income tax provision (benefit)	(3,551)	101
Depreciation and amortization	11,649	7,814
Stock-based compensation	18,120	13,510
Acquisition-related costs, net(1)	(4,751)	2,156
Adjusted EBITDA	$671	$(837)
_______________
(1)Acquisition-related costs, net includes third party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Note 2 in our condensed consolidated financial statements.

Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from the acquisition of KPI Ninja, and (iv) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended March 31,
	2022	2021
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(22,458)	$(28,370)
Add:
Stock-based compensation	18,120	13,510
Amortization of acquired intangibles	9,348	7,081
Acquisition-related costs, net(1)	(8,351)	2,156
Non-cash interest expense related to convertible senior notes	374	2,870
Adjusted Net Loss	$(2,967)	$(2,753)
Denominator:
Weighted-average number of shares used in calculating net loss, basic	53,006,704	43,870,288
Weighted-average number of shares used in calculating net loss, diluted	53,215,030	43,870,288

Adjusted net loss per share, basic and diluted	$(0.06)	$(0.06)
______________
(1)Acquisition-related costs, net includes third party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from the acquisition of KPI Ninja. For additional details refer to Note 2 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Amanda Hundt
Vice President, Corporate Communications
amanda.hundt@healthcatalyst.com
+1 (575) 491-0974